Exhibit 99.1

For Immediate Release

Beasley Broadcast Group Announces Settlement of Previously Announced Exchange Offer and Tender Offer

NAPLES, Florida, October 8, 2024 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (the “Company”), a multi-platform media company, today announced the settlement of its previously announced exchange (the “Exchange Offer”) of the Company’s existing 8.625% Senior Secured Notes due 2026 (the “Existing Notes”), cash offer to purchase up to $68.0 million of Existing Notes at a purchase price of 62.5% (the “Tender Offer”) and new notes offer of $30.9 million aggregate principal amount of 11.000% Superpriority Senior Secured Notes due 2028 (the “New Notes” and such offer, the “New Notes Offer” and together with the Exchange Offer and the Tender Offer, collectively, the “Offers”).

Holders of approximately $194.7 million of Existing Notes participated in the Exchange Offer, exchanging their Existing Notes into (i) 9.200% Senior Secured Notes due August 1, 2028 (the “Exchange Notes”) at an exchange ratio of 95.0%; (ii) a pro rata share of 179,384 shares of Class A Common Stock of the Company (the “Exchange Shares”) and (iii) a consent fee of $5.00 per $1,000 principal amount of Existing Notes tendered. Additionally, as part of the Tender Offer, the Company purchased $68.0 million of aggregate principal amount of Existing Notes at a purchase price of 62.5% plus accrued and unpaid interest. The Company also issued $30.9 million of New Notes in the New Notes Offer.

Subject to the terms and conditions set forth in the Exchange Offer Memorandum and Solicitation Statement, dated September 5, 2024, as amended September 19, 2024 and as supplemented September 30, 2024, the Company had the option to increase the Exchange Shares issued and/or the cash amount paid to each exchanging holder in the Exchange Offer by an amount not to exceed, in the aggregate, a pro rata portion of $3.0 million. The Company exercised this option and increased the cash to be paid to each exchanging holder by an amount equal to a pro rata portion of $700,000.

A holder (the “Supporting Holder”) of approximately 73% of the Existing Notes agreed to fully backstop the New Notes Offer and previously entered into a transaction support agreement to support the Exchange Offer, subject to certain customary conditions, including a minimum participation condition (the “TSA Minimum Participation Condition“) requiring 100% of holders of Existing Notes to participate in the Exchange Offer or Tender Offer. The Supporting Holder waived the TSA Minimum Participation Condition on October 7, 2024.

Latham & Watkins LLP served as legal counsel to the Company. Moelis & Company LLC served as exclusive financial advisor to the Company and as dealer manager and solicitation agent. Gibson, Dunn & Crutcher LLP served as legal counsel to the Supporting Holder.

About Beasley Broadcast Group

The Company is a multi-platform media company whose primary business is operating radio stations throughout the United States. The Company offers local and national advertisers integrated marketing solutions across audio, digital and event platforms. The Company owns and operate stations in the following markets: Atlanta, GA, Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Fort Myers-Naples, FL, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA, and Tampa-Saint Petersburg, FL. Approximately 20 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, X, text, apps and email.

Contact

Joseph Jaffoni, Jennifer Neuman JCIR

(212) 835-8500

bbgi@jcir.com

Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” about the Company, which relate to future, not past, events. All statements other than statements of historical fact included in this release are forward-looking statements. These forward-looking statements are based on the current beliefs and expectations of the Company’s management and are subject to known and unknown risks and uncertainties. Forward-looking statements, which address the Company’s expected business and financial performance and financial condition, among other matters, contain words such as: “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “may,” “will,” “plans,” “projects,” “could,” “should,” “would,” “seek,” “forecast,” or other similar expressions.

Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.

Forward-looking statements involve a number of risks and uncertainties, and actual results or events may differ materially from those projected or implied in those statements. Factors that could cause actual results or events to differ materially from these forward-looking statements include, but are not limited to:

•	the Company’s ability to comply with the continued listing standards of the Nasdaq Capital Market;

•	risks from social and natural catastrophic events;

•	external economic forces and conditions that could have a material adverse impact on the Company’s advertising revenues and results of operations;

•	the ability of the Company’s stations to compete effectively in their respective markets for advertising revenues;

•	the ability of the Company to develop compelling and differentiated digital content, products and services;

•	audience acceptance of the Company’s content, particularly its audio programs;

•	the ability of the Company to respond to changes in technology, standards and services that affect the audio industry;

•	the Company’s dependence on federally issued licenses subject to extensive federal regulation;

•	actions by the FCC or new legislation affecting the audio industry;

•	increases to royalties the Company pays to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;

•	the Company’s dependence on selected market clusters of stations for a material portion of its net revenue;

•	credit risk on the Company’s accounts receivable;

•	the risk that the Company’s FCC licenses and/or goodwill could become impaired;

•	the Company’s substantial debt levels and the potential effect of restrictive debt covenants on the Company’s operational flexibility and ability to pay dividends;

•	risks related to the Exchange Notes and the New Notes;

•	the Company’s ability to comply with debt covenants and service its debt;

•	impacts to the value of collateral assets;

•	the potential effects of hurricanes on the Company’s corporate offices and stations;

•	the failure or destruction of the internet, satellite systems and transmitter facilities that the Company depends upon to distribute its programming;

•	disruptions or security breaches of the Company’s information technology infrastructure and information systems;

•	the loss of key personnel;

•

the Company’s ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on the Company’s financial condition and results of operations;

•	the fact that the Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of the Company; and

•	other economic, business, competitive, and regulatory factors affecting the businesses of the Company, as discussed in more detail in the Company’s filings with the SEC.

Although the Company believes the expectations reflected in any of its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of its forward-looking statements. The Company does not intend, and undertake no obligation, to update any forward-looking statement.

2